                                                                Exhibit 10.1.2

                     FIRST AMENDMENT TO OPERATING AGREEMENT
                                       OF
                                BPP RETAIL, LLC,
                      a Delaware limited liability company


         THIS FIRST AMENDMENT TO OPERATING AGREEMENT (the "Amendment") is dated as of June 1, 1999, by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California ("CalPERS"), with offices at 400 P Street, Sacramento, California 95814, and BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (either "BPOP" or the "Manager"), with offices at 610 West Ash Street, Suite 1600, San Diego, California 92101.

                                    RECITALS:

         A. BPP Retail, LLC, a Delaware limited liability company (the "Company") was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on September 15, 1998. The management and operation of the Company is governed by the terms of that certain Operating Agreement dated August 31, 1998, by and between CalPERS, as a member of the Company, and BPOP, as a member and as the manager of the Company (the "Agreement").

         B. CalPERS and BPOP now wish to amend the Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not defined shall have the same meaning as ascribed thereto in the Agreement. In addition to the terms defined in the Agreement, the following terms shall have the following meanings when used in this Amendment and the Agreement:

                  "SECURED LOAN FACILITY" means one or more loan or other credit facilities extended to the Company from time to time pursuant to that certain Credit Agreement among the Company as Borrower and the lenders specified therein and The Chase Manhattan Bank as administrative agent currently being negotiated and expected to be executed and dated on or about June 14, 1999 (as amended, supplemented or otherwise modified from time to time) in an aggregate principal amount not to exceed $171,000,000 at any time outstanding, secured or purported to be secured in whole or in part by obligations of the Members to contribute capital to the Company.

                  "SECURED LOAN LENDER" means, collectively, any lender or lenders from time to time providing the Secured Loan Facility and any agents or other representatives acting on behalf of such lender or lenders.

                  "SECURED LOAN OBLIGATIONS" means all obligations and liabilities of every nature of the Company now existing or hereafter arising under or in connection with the Secured Loan Facility.

                  "UNSECURED LOAN FACILITY" means that certain senior unsecured revolving credit and term loan facility for the Company and BPAC Texas, L.P., a Delaware limited partnership ("BPAC Texas"), in an aggregate principal amount of up to $270,000,000 to be arranged and syndicated by Chase Securities Inc. ("CSI"), as more fully described in the commitment letter dated May 18, 1999 to the Company and BPAC Texas from The Chase Manhattan Bank.

         2. CALPERS' APPROVAL OF PENDING TRANSACTIONS.

                  2.1 ACQUISITION TRANSACTION. Pursuant to Article IV of the Agreement, CalPERS hereby approves the transactions entered into by the Company pursuant to (i) that certain Agreement for Purchase and Exchange dated March 9, 1999, by and among AMB Property, L.P., a Delaware limited partnership ("AMBLP"), AMB Property II, L.P., a Delaware limited partnership ("AMBII"), and Long Gate, L.L.C., a Delaware limited liability company, as sellers with respect to the properties listed on EXHIBIT A-1, attached hereto, and as exchangors with respect to the properties listed on EXHIBIT A-2, attached hereto, and the Company, as buyer (the "Phase I Contract"); (ii) that certain Agreement for Purchase and Exchange dated March 9, 1999, by and between AMBLP and AMBII, as sellers with respect to the properties listed on EXHIBIT B-1, attached hereto, and as exchangors with respect to the properties listed on EXHIBIT B-2, attached hereto, and the Company, as buyer (the "Phase II Contract"); and (iii) that certain Agreement for Purchase and Exchange dated March 9, 1999, by and between AMBLP and AMBII, as sellers with respect to the properties listed on EXHIBIT C-1, attached hereto, and as exchangors with respect to the properties listed on EXHIBIT C-2, attached hereto, and the Company, as buyer (the "Phase III Contract"). The Phase I Contract, Phase II Contract and Phase III Contract are collectively called the "Acquisition Documents" and the transactions they describe are collectively called the "AMB Deal." Such transactions shall be deemed Committed Transactions as defined in the Agreement.

                  2.2 LOANS. Each Member hereby authorizes the Company to enter into the Secured Loan Facility and the Unsecured Loan Facility and to borrow or otherwise obtain credit thereunder and to perform in accordance with the terms thereof; PROVIDED that nothing contained in this Section shall authorize the Company to enter into any other Financing not otherwise authorized under the Agreement.

                  2.3 PERFORMANCE REPRESENTATION. The execution, delivery and performance of the obligations under the Acquisition Documents and the documentation of the Secured Loan Facility and the Unsecured Loan Facility will not violate the Agreement or any other formation document, binding final policy or guideline of the Company or its members, or any law or regulation applicable to any of them.

                  2.4 PROVISIONS TO ACCOMMODATE SECURED LOAN FACILITY. The Agreement is hereby amended to add the following as Section 3.12 of the Agreement, which Section 3.12 shall remain in effect only so long as any commitment shall be outstanding under the Secured Loan Facility or any Secured Loan Obligation shall be outstanding:

                  3.12 SECURED LOAN FACILITY. Notwithstanding anything to the contrary contained in this Agreement (including but not limited to anything to the contrary contained in Sections 3.2 and 4.1 of this Agreement), so long as any commitment shall be outstanding under the Secured Loan Facility or any Secured Loan Obligation shall be outstanding:

                           (a) in order to pay amounts due under the Secured
Loan Facility (and assuming the Company has insufficient cash flow from operations to pay such amounts when due, or that such cash flow is unavailable or not used, for any reason, for payment of such amounts), each Member of the Company shall be irrevocably committed, whether or not such Member remains a member of the Company and regardless of the status of the Company, from June 15, 1999 through March 31, 2001, to fund Additional Capital Contributions to the Company in the respective aggregate amounts set forth below:


                   Member           Additional Capital Contribution Obligation
                   ------           ------------------------------------------
                   BPOP                        US $ 42,750,000.00
                   CalPERS                     US $171,000,000.00


                           (b) subject to Section 3.12(g)(i), each Additional
Capital Contribution to be made by the Members referred to in Section 3.12(a) shall, when called as provided in this Agreement, be funded by each of them in proportion (subject to Section 3.12(g)(i) below) to the Members' relative obligation to fund Additional Capital Contributions under such Section. CalPERS Additional Capital Contribution shall be made in immediately available funds, while BPOP's Additional Capital Contribution shall be made in immediately available funds, or real property, if the contribution of such property is Approved by CalPERS as provided in the Agreement. Additional Capital Contributions shall be used solely for the repayment of the Secured Loan Obligations.

                           (c) each Additional Capital Contribution referred to
in Section 3.12(a) shall be payable within ten (10) business days after written notice of call therefor is made by the Manager to the Member(s), and the giving of such notice shall be the only condition to the obligation of the applicable Member(s) to fund such call so long as the notice states that the purpose of the capital call is the payment of any or all of the Secured Loan Obligations. However, in the event that any amount is due and payable pursuant to the terms of the Secured Loan Facility, no notice of the Additional Capital Contribution shall be necessary or a condition to each Member's obligation to pay such Additional Capital Contribution and such obligation shall be automatic and unconditional;

                           (d) the Company may pledge to the Secured Loan
Lender, and grant to the Secured Loan Lender a continuing perfected security interest in, all rights of the Company to call, enforce and receive all Additional Capital Contributions referred to in Section 3.12(a) and all proceeds thereof to secure and be applied to the repayment of the Secured Loan Obligations;

                           (e) the Manager may pledge to the Secured Loan
Lender, and grant to the Secured Loan Lender a continuing perfected security interest in, all rights of the Manager to call, enforce and receive all Additional Capital Contributions referred to in Section 3.12(a) and all proceeds thereof to secure and be applied to the repayment of the Secured Loan Obligations, which right the Secured Loan Lender may exercise only after expiration of the period provided in Section 2.19(b)(vi) of the Credit Agreement and only while any "Event of Default" (as defined in the Secured Loan Facility) shall be continuing under the Secured Loan Facility. Any calls for Additional Capital Contributions made by the Secured Loan Lender shall have the force and effect as if such calls were made by the Company or the Manager;

                           (f) in connection with the pledges and security
interests referred to in Sections 3.12(d) and (e), each Member agrees to cooperate with the Company, the Manager and the Secured Loan Lender and execute and deliver such documents and instruments as may be reasonably requested to create, grant and perfect a security interest in its obligation to make Additional Capital Contributions referred to in Section 3.12(a) or to evidence or confirm such obligation;

                           (g) each Member agrees to fund its Additional Capital
Contributions, referred to in Section 3.12(a) without defense, offset or counterclaim of any kind, including without limitation: (i) the failure of any other Member to fund all or a portion of its Additional Capital Contribution (in which event the non-defaulting Member shall be obligated to fund up to the aggregate amount of such non-defaulting Member's Additional Capital Contribution referred to in Section 3.12(a), including but not limited to, any subsequent calls; provided, however, that the making of such Additional Capital Contributions shall be made without limiting any rights the non-defaulting Member may have against the defaulting Member under the Agreement), (ii) any conditions other than a call to fund Additional Capital Contributions, (iii) ERISA, Bank Holding Company Act, Investment Company Act of 1940, or similar or other state or federal statutory or regulatory laws or regulations, and (iv) any provisions of this Agreement, if any, that would otherwise permit any Member to capitalize any distributable amounts and apply them against or otherwise reduce Additional Capital Contributions;

                           (h) if and after the maturity of any loan made under
the Secured Loan Facility has been accelerated due to an "Event of Default" (as defined in the Secured Loan Facility) payment of the Asset Management Fee referred to in Exhibit H and payment of all indemnity obligations of the Company to the Members and the Manager shall be subordinated to the prior payment in full in cash of the Secured Loan Obligations;

                           (i) each Member represents and warrants that the
Agreement (as amended hereby) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its provisions, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity;

                           (j) in the event that the Company and the Secured
Loan Lender agree that payments of Additional Capital Contributions shall be made to a particular place or account, or, if, while any Event of Default as defined in the Secured Loan Facility is continuing, the Secured Loan Lender in its discretion designates any such place or account, (i) each Member receiving written notice of such place or account shall pay its Additional Capital Contributions to such place or account, (ii) any such account and all amounts credited thereto from time to time may be pledged to the Secured Loan Lender, and the Secured Loan Lender may be granted a continuing perfected security interest therein, to secure the Secured Loan Obligations, and (iii) any payments by the Member to any other place or account shall not satisfy its obligation to make Additional Capital Contributions;

                           (k) any payment made by a Member to the Secured Loan
Lender in satisfaction of its obligation to contribute capital to the Company under this Section 3.12 shall be deemed an Additional Capital Contribution made by such Member to the Company.

                           (l) the Secured Loan Lender shall be an intended
third party beneficiary of this Section 3.12 of the Agreement, including but not limited to the provisions hereof relating to calling, enforcing and receiving Additional Capital Contributions, which provisions shall be enforceable by the Secured Loan Lender while any "Event of Default" (as defined in the Secured Loan Facility) shall be continuing under the Secured Loan Facility.

                           (m) repayment by the Company of any Contributing
Loans made by a Member pursuant to Section 3.2(b) of the Agreement shall be subordinated to the prior payment in full of the Secured Loan Obligations and the payments due under the Unsecured Loan Facility.

                           (n) the Member(s) described below agree(s) to deliver
or make available to any Secured Loan Lender:

                                    (i) as to BPOP and BPE: (aa) within ninety
(90) days after the end of their fiscal years, their balance sheet as of the end of such fiscal year and the related statements of operations and changes in retained earnings and cash flows for such fiscal year reported on by independent public accountants of nationally recognized standing, and (bb) within sixty (60) days after the end of each fiscal quarter other than the fourth quarter of their fiscal years, their balance sheet as of the end of such fiscal quarter and the related statements of operations and changes in retained earnings and cash flows for such fiscal quarter, certified by a senior officer of the general partner of their managers;

                                    (ii) and, as to CalPERS, such financial
statements of CalPERS as and when they are made available to the public;

                                    (iii) and, as to each Member, from time to
time upon the request of the Secured Loan Lenders, a certificate setting forth the remaining amount of their Unpaid Capital Obligation (as defined in the Secured Loan Facility) and stating whether, to their knowledge, any Event of Default exists under the Agreement (and if so, describing such Event of Default in reasonable detail).

         3. ANNUAL INVESTMENT PLAN. Notwithstanding the Annual Investment Plan set forth in Exhibit G to the Agreement, so long as the Secured Loan Facility or the Unsecured Loan Facility (collectively, the "New Loans") remain in place, CalPERS agrees that its Additional Capital Contribution shall exceed the Annual Investment Plan for the period ending December 31, 1999, by One Hundred Seventy-One Million Dollars ($171,000,000) and shall contribute that amount upon written notice from the Manager. Furthermore, if the transactions for which the New Loans have been arranged are delayed until the calendar year 2000, CalPERS agrees that the Annual Investment Plan will be no less than One Hundred Seventy-One Million Dollars ($171,000,000) for calendar year 2000. In connection with CalPERS' agreement to exceed the limits of its Annual Investment Plan in either 1999 or 2000, as provided herein, the Manager agrees to contribute Forty-Two Million Seven Hundred Fifty Thousand Dollars ($42,750,000) as an Additional Capital Contribution.

         4. REPLACEMENT OF EXHIBITS D AND D-1. Exhibits D and D-1 to the Agreement, regarding the schedules of CalPERS' Contributed Projects and the

Manager's Projects, respectively, are hereby deleted in their entirety and replaced with EXHIBITS D and D-1 attached hereto. The projects identified therein comply with the Agreement (including, without limitation, Exhibit F thereto).

         5. SCHEDULES AND EXHIBITS. The Members shall prepare and approve Exhibits N and N-1 to the Agreement and Exhibit O to the Agreement on or before August 3, 1999.

         6. CALPERS' REJECTION OF QUALIFYING OPPORTUNITY. Pursuant to Section
4.3 of the Agreement, CalPERS hereby rejects the Qualifying Opportunity that would otherwise permit it to cause the Company to purchase the properties which are the subject of that certain Agreement for Purchase and Exchange dated March 9, 1999, by and between AMBLP and AMBII, as sellers with respect to the properties listed on EXHIBIT E-1, attached hereto, and as exchangors with respect to the properties listed on EXHIBIT E-2, attached hereto, and BPOP, as buyer (the "Phase IV Contract"). CalPERS acknowledges that such rejection is made based upon its receipt of full disclosure of the information set forth in
Section 4.3 with respect to the transaction contemplated by the Phase IV
Contract.

         7. MANAGER'S TERRITORY. The Agreement is hereby amended to replace all references to the Western United States or the Western Region, as the Manager's authorized territory, with the entire United States territory. Accordingly, any references to the "Western United States" or the "Western Region" contained in the Agreement, including references in Recital G, in the definition of "Applicable NCREIF Index", in Sections 2.4 and 4.3, in Exhibit B with respect to "Geographic Area", and in Exhibit C with respect to Financing Guidelines are hereby replaced with a reference to "the entire United States". Additionally, the definition of "Western United States" in Article I of the Agreement is hereby deleted.

         8. FINANCING LIMITS AND GUIDELINES. Notwithstanding any Financing limitations or guidelines contained in the Agreement (including Exhibit C thereto) to the contrary, CalPERS hereby approves, without limitation, (i) the Unsecured Loan Facility and (ii) the Secured Loan Facility. CalPERS acknowledges that the Manager has provided such additional information regarding each of the facilities as CalPERS may have requested. The lenders under the New Loans shall be intended third party beneficiaries of this Section 8 of this Amendment.

         9. SUBSTITUTION OF MANAGER. Pursuant to Section 5.1(a) of the Agreement, effective June 1, 1999, BPOP withdraws as a Member and as Manager of the Company, and Burnham Pacific Employees LLC, a Delaware limited liability company ("BPE"), is substituted as to BPOP's interest as a Member and BPOP's position as Manager pursuant to an Assignment of Membership Interest dated June 1, 1999 (the "Assignment"). In connection with the Assignment, CalPERS hereby waives the 180-day notice requirement contained in Section 5.1(a) of the Agreement and elects under Section 6.1(b) of the Agreement to continue the Company. Effective June 1, 1999, all references to BPOP in the Agreement and in this Amendment shall be deemed to refer to BPE. The Assignment shall provide that BPOP shall not be released from any of its obligations under the Agreement except from its duties to act as the Manager of the Company. BPOP shall remain wholly subject to the Transfer prohibition in
Section 8.1 of the Agreement. BPE may not amend or modify its operating agreement without CalPERS' Consent.

         10. CONTRIBUTIONS TO DATE. Notwithstanding anything to the contrary contained in the Agreement, CalPERS and BPOP hereby confirm and approve the conveyance of CalPERS' Contributed Projects and Manager's Projects, on the dates specified and with the Net Asset Values assigned thereto, all as set forth on EXHIBIT F, attached hereto and agree that each such Project complies with the Agreement.

         11. NOMINEE PROJECTS. The parties acknowledge that Schedule 1 to Exhibit E to the Agreement, a list of Nominee Projects, was not final at the time the Agreement was executed. Schedule 1 to Exhibit E is hereby appended to the Agreement as set forth on EXHIBIT G, attached hereto.

         12. INDEPENDENT MANAGING AGENT. Where Manager elects to use an independent entity as Managing Agent pursuant to Section 4.2 of the Agreement, CalPERS hereby approves any and all deviations from the property management fees set forth in Exhibit H to the Agreement in items No. 3 (Property Management Fee not to exceed 3% of monthly Collections) and No. 4 (Construction Supervision Fee not to exceed 2% of any Capital Expenditure) thereto, so long as (a) such fees are substantially equivalent to market rates in the area in which each Project is located; (b) the Company conducts surveys in the manner provided in Exhibit E to the Agreement, Item No. 7 (regarding Leasing Fees), to determine such market rates; and (c) such management fees are not payable to any entity affiliated with the Manager.

         13. VALUE OF INDIVIDUAL INVESTMENTS. Paragraph A.3. of Article IX of Attachment A of the Operating Agreement refers to a minimum investment size of generally no less than "$10 million." CalPERS agrees that as an exception to such policy the Company may acquire Projects with a minimum Fair Market Value of at least $5 million without the necessity of obtaining CalPERS' Consent.

         14. MANAGEMENT AGREEMENT. Attached hereto as EXHIBIT H is the form of the Management Agreement which has been agreed upon by CalPERS and BPOP in connection with Section 4.2 of the Agreement.

         15. ADDITIONAL CAPITAL CONTRIBUTIONS DEFAULT. A Member's failure to make an Additional Capital Contribution if, as and when due pursuant to Section
3.12 or for the purpose of making payments if, as and when due pursuant to the terms of the Unsecured Loan Facility (collectively "Loan Default") shall be an Event of Default under the Agreement. In addition to the remedies under Section 3.2 and specified in Section 5.2, the value of the assets distributable to the defaulting Member on dissolution and distribution pursuant to Sections 5.2 and 6.3 shall be reduced by two hundred percent (200%) of the amount of the unpaid portion of the Member's required Additional Capital Contribution with respect to the applicable Loan Default.

         16. MAKE WHOLE. BPOP and BPE hereby agree to pay CalPERS a payment (the "Make-Whole Payment") at the earlier of (i) the time all loans under the Unsecured Loan Facility are paid in full or otherwise satisfied or released (ii) the time BPOP or BPE make an Additional Capital Contribution of Forty-Two Million, Seven Hundred Fifty Thousand Dollars ($42,750,000) which is not required to be used to repay the Secured Loan Facility and is actually used for the purpose of funding paydown or payoff of the Unsecured Loan Facility; or
(iii) the date of final dissolution and distribution of assets pursuant to
Section 5.2. The Make-Whole Payment shall be calculated as follows:

                  Apply the difference in the interest rates between the Unsecured Loan Facility and the Secured Loan Facility from time to time (the "Make-Whole Rate") to all amounts outstanding under the Unsecured Loan Facility, commencing on the date of the first funding under the Unsecured Loan Facility and ending on the date the Unsecured Loan Facility is paid in full or otherwise satisfied and released. The Make-Whole Payment shall be equal to eighty percent (80%) of the Make-Whole Rate applied to the first Forty-Two Million Seven Hundred Fifty Thousand Dollars ($42,750,000) outstanding under the Unsecured Loan Facility.

         17. PROHIBITED CHANGE IN CONTROL TRANSFER/AMB DEAL. In the event of a Transfer which is prohibited pursuant to Section 8.1 of the Agreement or of a change in control in BPOP, BPE or any Affiliate of either which controls either, (a "Change in Control"), CalPERS shall in addition to all other remedies and elections provided in the Agreement, have the option to require that the Company assign the AMB Deal and all assets (including all Projects) acquired by the Company under the AMB Deal to CalPERS (the "AMB Election"). CalPERS may exercise the AMB Election by doing any or all of the following:

                  (a) For a period of ninety (90) days after CalPERS receives actual written notice of a prohibited Transfer or Change in Control, CalPERS shall have the right, by written notice to the Company, to require that the Company transfer to CalPERS:

                           (i) any or all Projects acquired by the Company
pursuant to the AMB Deal;

                           (ii) an irrevocable unconditional assignment of all
of the Company's rights with respect to the Acquisition Documents; and

                           (iii) on closing of each of such transfers, CalPERS
shall pay BPE a sum equal to twenty percent (20%) of the consideration (including reasonable and customary closing costs actually paid to third parties at each acquisition, but excluding due diligence costs, attorneys fees, any Company overhead and costs and other "soft" costs) paid by the Company for the Projects actually acquired pursuant to the AMB Deal and transferred to CalPERS.

         (b) If a Transfer or Change in Control has occurred and CalPERS has not exercised the AMB Election with respect to one or more Projects, then, until the date which is one (1) year following close of the final acquisition by the Company under the AMB Deal, CalPERS may elect, by written notice to the Company, to require the Company to transfer to CalPERS any or all Projects acquired pursuant to the AMB Deal in exchange for CalPERS' payment to BPE of twenty percent (20%) of the consideration (including reasonable and customary closing costs actually paid to third parties at each acquisition, but excluding due diligence costs, attorneys fees, any Company overhead and costs and other "soft" costs) paid by the Company for the Projects actually acquired pursuant to the AMB Deal and subsequently transferred to CalPERS.

         18. FEE SUBORDINATION/UNSECURED LOAN FACILITY. If and after the maturity of any loan made under the Unsecured Loan Facility has been accelerated due to an "Event of Default" (as defined in the Unsecured Loan Facility), payment of the Asset Management Fee referred to in Exhibit H and payment of all indemnity obligations of the Company to the Members and the Manager shall be subordinated to the prior payment in full in cash of the obligations then outstanding under the Unsecured Loan Facility. The Lenders under the Unsecured Loan Facility shall be intended third party beneficiaries of this Section 18 of this Amendment.

         19. CONFIDENTIALITY. Section 9.6 of the Agreement is hereby amended to permit the Company and its Members to make such disclosures as are reasonably necessary to satisfy the reasonable business requests of Financing lenders and their designees including making disclosures to all lenders, participants, successors and assigns and applicable officers, directors, employees, consultants and regulators of the lenders under the Secured Loan Facility and Unsecured Loan Facility.

         20. CONFLICTS. In the event of any conflicts or discrepancies between this Amendment and the Agreement, the provisions of this Amendment shall control. In all respects not specifically modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. This Amendment is the first and sole amendment or modification to the Agreement. To the best of each Member's knowledge, there are no existing Events of Default under the Agreement.

         21. RATIFICATION OF AGREEMENT. In all other respects, the Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MANAGER:

BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:      BURNHAM PACIFIC PROPERTIES, INC.,
         a Maryland corporation,
         its general partner

         By: /s/ Scott C. Verges
             -------------------------------

         Its: Secretary
             -------------------------------

APPROVED:

BURNHAM PACIFIC EMPLOYEES LLC,
a Delaware limited liability company

By:      BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.
         a Delaware limited partnership, its manager

         By: BURNHAM PACIFIC PROPERTIES, INC.,
         a Maryland corporation, its general partner

         By: /s/ Scott C. Verges
             -------------------------------

         Its: Secretary
             -------------------------------

MEMBERS:

STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an agency of the State of California

By: /s/ Mike DiRe
    -------------------------------

Its: MIS II
    -------------------------------

AND:

BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:      BURNHAM PACIFIC PROPERTIES, INC.,
         a Maryland corporation,
         its general partner

         By:  /s/ Scott C. Verges
              ------------------------------
         Its: Secretary
              ------------------------------

                                   EXHIBIT A-1
                            Phase 1 - Sale Properties


              Property Name                          Location
              -------------                          --------
              Eastgate Plaza                         Seattle, WA
              Granada Village                        Los Angeles, CA
              Long Gate Shopping Center              Baltimore, MD
              Silverado Plaza                        San Francisco, CA
              Twin Oaks Shopping Center              Los Angeles, CA
              Ygnacio Plaza                          Walnut Creek, CA

                                   EXHIBIT A-2
                          Phase 1 - Exchange Properties


              Property Name                          Location
              -------------                          --------
              Aurora Marketplace                     Seattle, WA
              Bayhill Shopping Center                San Francisco, CA
              Corbins Corner Shopping Center         Hartford, CT

                                   EXHIBIT B-1
                            Phase 2 - Sale Properties


              Property Name                          Location
              -------------                          --------
              Arapahoe Village                       Denver, CO
              Brentwood Commons                      Chicago, IL
              Civic Center Plaza                     Chicago, IL

                                   EXHIBIT B-2
                         Phase 2 - Exchange Properties



              Property Name                          Location
              -------------                          --------
              Applewood Village                      Denver, CO
              Five Points Shopping Center            Santa Barbara, CA
              Pleasant Hill Shopping Center          Pleasant Hill, CA
              Randall's Austin                       Houston, TX
              Randall's Dairy                        Houston, TX
              Randall's Woodway                      Houston, TX
              Rockford Road Plaza                    Minneapolis, MN
              Riverview Plaza                        Chicago, IL
              Southwest Pavilion                     Reno, NV

                                   EXHIBIT C-1
                            Phase 3 - Sale Properties


              Property Name                        Location
              -------------                        --------
              Randalls Commons                     Houston, TX

                                   EXHIBIT C-2
                          Phase 3 - Exchange Properties



              Property Name                        Location
              -------------                        --------
              Rancho San Diego Village             San Diego, CA
              Totem Lake Malls                     Kirkland, WA
              Weslyan Plaza                        Houston, TX

                                    EXHIBIT D
                    Schedule of CalPERS' Contributed Projects


  Property Name                     Location                  Contributor            Net Asset Value
  -------------                     --------                  -----------            ---------------
  Clackamas Promenade               Clackamas, OR               CalPERS                  $39,000,000
  Villa Monaco                      Denver, CO                  CalPERS                   $9,100,000
  Cherrywood Square                 Littleton, CO               CalPERS                   $6,400,000
  Ralston Square                    Arvida, CO                  CalPERS                   $5,000,000
  Sunset Valley Marketfair          Sunset Valley, TX           CalPERS                  $21,600,000

                                   EXHIBIT D-1
                   Schedule of Manager's Contributed Projects


  Property Name                     Location                  Contributor            Net Asset Value
  -------------                     --------                  -----------            ---------------
  Point Loma Plaza                  San Diego, CA               Manager                  $27,700,000
  Bell Gardens Marketplace          Bell Gardens, CA            Manager                   $9,340,000
  Navajo Shopping Center            San Diego, CA               Manager                  $10,000,000
  Meridian Shopping Center          Bellingham, WA              Manager                  $20,000,000
  Auburn Village                    Auburn, CA                  Manager                  $15,900,000
  Greenway                          Tigard, OR                  Manager                   $7,652,711
  Young's Bay                       Warrenton, OR               Manager                   $5,168,768

                                   EXHIBIT E-1
                            Phase 4 - Sale Properties


              Property Name                             Location
              -------------                             --------
              Around Lenox Shopping Center              Atlanta, GA
              La Jolla Village                          La Jolla, CA
              Latham Farms                              Albany, NY
              Woodlawn Point Shopping Center            Atlanta, GA

                                   EXHIBIT E-2
                          Phase 4 - Exchange Properties


              Property Name                  Location
              -------------                  --------
              Lakeshore Plaza                San Francisco, CA
              Manhattan Village              Manhattan Beach, CA
              Manhattan - Fry's              Manhattan Beach, CA

                                    EXHIBIT F
                              Contributions to Date


  Property Name                     Location                  Contributor          Contribution Date        Net Asset Value
  -------------                     --------                  -----------          -----------------        ---------------
  Clackamas Promenade               Clackamas, OR               CalPERS                      10/1/98            $39,000,000
  Villa Monaco                      Denver, CO                  CalPERS                      10/1/98             $9,100,000
  Cherrywood Square                 Littleton, CO               CalPERS                      10/1/98             $6,400,000
  Ralston Square                    Arvida, CO                  CalPERS                      10/1/98             $5,000,000
  Sunset Valley Marketfair          Sunset Valley, TX           CalPERS                      10/1/98            $21,600,000
  Point Loma Plaza                  San Diego, CA               Manager                     12/22/99            $27,700,000
  Bell Gardens Marketplace          Bell Gardens, CA            Manager                     12/22/99             $9,340,000
  Navajo Shopping Center            San Diego, CA               Manager                       4/1/99            $10,000,000

  Auburn Village                    Auburn, CA                  Manager                      6/15/99            $15,900,000
  Greenway                          Tigard, OR                  Manager                       4/1/99             $7,652,711
  Young's Bay                       Warrenton, OR               Manager                       4/1/99             $5,168,768

                                    EXHIBIT G
                             Schedule 1 to Exhibit E
                                Nominee Projects


         Property Name                  Location                Net Asset Value
         -------------                  --------                ---------------
         Point Loma Plaza               San Diego, CA               $27,700,000
         Bell Gardens Marketplace       Bell Gardens, CA             $9,340,000

                                                                       EXHIBIT H

                          PROPERTY MANAGEMENT AGREEMENT


                                 by and between


                                BPP RETAIL, LLC,
                                  (the "Owner")


                                       and


                   BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.
                            (the "Property Manager")


                                [NAME OF PROJECT]
                              --------------------

                                  [CITY/STATE]
                              --------------------

                                           , 19
                              ------------     --

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
RECITALS..........................................................................................................1
ARTICLE 1 DEFINITIONS.............................................................................................1
      1.1      Definitions........................................................................................1
      1.2      Additional Defined Terms...........................................................................2
ARTICLE 2 APPOINTMENT AND SERVICES OF PROPERTY MANAGER............................................................3
      2.1      Appointment; Term..................................................................................3
      2.2      Services of Property Manager.......................................................................3
                2.2.1    Employees................................................................................3
                2.2.2    Records and Budgets......................................................................3
                2.2.3    Leasing..................................................................................5
                2.2.4    Rent.....................................................................................5
                2.2.5    Collections..............................................................................5
                2.2.6    Maintenance..............................................................................5
                2.2.7    Contracts................................................................................6
                2.2.8    Purchases................................................................................6
                2.2.9    Operating and Capital Expenses...........................................................6
                2.2.10   Energy Management........................................................................7
                2.2.11   Security.................................................................................7
                2.2.12   Taxes....................................................................................7
                2.2.13   Compliance with Owner's Obligations......................................................7
                2.2.14   Licenses and Permits.....................................................................8
                2.2.15   Notice and Cooperation in Legal Proceedings..............................................8
                2.2.16   Construction Facilitation................................................................8
                2.2.17   General..................................................................................8
      2.3      Qualifications of Property Manager.................................................................9
ARTICLE 3 COMPENSATION AND EXPENSES OF PROPERTY MANAGER...........................................................9
      3.1      Management Fee.....................................................................................9
      3.2      Costs and Expenses to be Borne by Property Manager.................................................9
      3.3      Costs and Expenses to be Borne by Owner...........................................................10
      3.4      Noncustomary Services.............................................................................10
ARTICLE 4 PERSONNEL AND BONDING..................................................................................10
      4.1      Stability of Management Team......................................................................10
      4.2      Affiliates........................................................................................11
      4.3      Bonding...........................................................................................11
ARTICLE 5 COMPLIANCE WITH LAWS...................................................................................11
      5.1      Compliance........................................................................................11
      5.2      Notice............................................................................................12
ARTICLE 6 ACCOUNTING AND FINANCIAL MATTERS.......................................................................12
      6.1      Books and Records.................................................................................12
      6.2      Reports and Reconciliation of Property Accounts...................................................12
                6.2.1    Monthly Reports.........................................................................12

                6.2.2    Quarterly Reports.......................................................................13
                6.2.3    Periodic Reports........................................................................13
      6.3      Audit.............................................................................................13
      6.4      Other Reports and Statements......................................................................13
      6.5      Contracts and Other Agreements....................................................................13
      6.6      Final Accounting..................................................................................14
      6.7      Tax Returns.......................................................................................14
      6.8      Certification.....................................................................................14
      6.9      Inspections.......................................................................................14
ARTICLE 7 BANK ACCOUNTS..........................................................................................14
      7.1      Property Lockbox Account..........................................................................14
      7.2      Property Disbursement Account.....................................................................14
ARTICLE 8 INSURANCE AND INDEMNITY................................................................................15
      8.1      Indemnification...................................................................................15
      8.2      Property Manager's Insurance Responsibility.......................................................16
      8.3      Contract Documents; Indemnity Provisions..........................................................17
      8.4      Approval of Insurance Companies...................................................................18
      8.5      Owner's Insurance Responsibility..................................................................18
      8.6      Property Manager's Duties in Case of Loss.........................................................18
ARTICLE 9 RELATIONSHIP OF PARTIES................................................................................19
      9.1      Representations and Warranties....................................................................19
                9.1.1    Property Manager's Expertise............................................................19
                9.1.2    Property Manager's Authority............................................................19
                9.1.3    Owner's Authority.......................................................................19
                9.1.4    Reliance................................................................................19
      9.2      Nature of Relationship............................................................................19
      9.3      Communications Between Parties....................................................................19
      9.4      Relationship of Owner and Property Manager with Respect to Leasing................................20
      9.5      Intentionally Omitted.............................................................................20
      9.6      Confidentiality...................................................................................20
      9.7      Property Manager Not to Pledge Owner's Credit.....................................................20
ARTICLE 10 TERMINATION...........................................................................................21
      10.1     Termination by Owner Without Cause................................................................21
      10.2     Termination by Owner for Cause....................................................................21
      10.3     Termination by Property Manager...................................................................22
      10.4     Termination on Sale...............................................................................23
      10.5     Orderly Transition................................................................................23
      10.6     Rights Which Survive Termination or Expiration....................................................23
      10.7     Damages...........................................................................................23
ARTICLE 11 GENERAL...............................................................................................23
      11.1     Notices...........................................................................................23
      11.2     Entire Agreement..................................................................................24
      11.3     Amendments and Waivers............................................................................24
      11.4     Invalidity of Provision...........................................................................24

      11.5     Governing Law.....................................................................................25
      11.6     Time..............................................................................................25
      11.7     Assignment........................................................................................25
      11.8     Counterparts......................................................................................25
      11.9     Exculpation.......................................................................................25
      11.10    Attorneys' Fees...................................................................................25
      11.11    Further Assurances................................................................................25
      11.12    No Waiver.........................................................................................26
      11.13    No Advertising....................................................................................26
      11.14    Signs.............................................................................................26
      11.15    Conflicts with Operating Agreement................................................................26
      11.16    References........................................................................................26
      11.17    Consent...........................................................................................26

                    Exhibits
                    --------

                    EXHIBIT A -     DESCRIPTION OF PROPERTY

                    EXHIBIT B -     FAIR EMPLOYMENT PRACTICES ADDENDUM

                          PROPERTY MANAGEMENT AGREEMENT


      THIS PROPERTY MANAGEMENT AGREEMENT ("AGREEMENT") IS MADE AS OF _______________, 1998 ("EFFECTIVE DATE"), BY AND BETWEEN BPP RETAIL, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("OWNER"), AND BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP ("PROPERTY MANAGER").

                                    RECITALS

      A. OWNER IS THE OWNER OF THAT CERTAIN COMMERCIAL PROPERTY DESCRIBED IN EXHIBIT A ATTACHED HERETO (THE "PROPERTY"). THE PROPERTY IS COMMONLY KNOWN AS _____________________ AND IS LOCATED AT ______________________.

      B. PROPERTY MANAGER IS EXPERIENCED IN THE MANAGEMENT, OPERATION AND SUPERVISION OF SIMILAR COMMERCIAL PROPERTIES IN THE GEOGRAPHIC AREA WHERE THE PROPERTY IS LOCATED AND IS THE MANAGER OF OWNER ("MANAGER"). MANAGER AND THE CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM ("CALPERS") ARE PARTIES TO THAT CERTAIN OPERATING AGREEMENT DATED AS OF AUGUST 31, 1998 (THE "OPERATING AGREEMENT").

      C. THE PARTIES DESIRE TO SET FORTH IN THIS AGREEMENT THE TERMS AND CONDITIONS UNDER WHICH PROPERTY MANAGER SHALL ACT AS MANAGER OF THE PROPERTY, AS PERMITTED UNDER THE OPERATING AGREEMENT.

      NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED AND OTHER GOOD AND VALUABLE CONSIDERATION, OWNER AND PROPERTY MANAGER AGREE AS
FOLLOWS:

ARTICLE 1  DEFINITIONS.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1:

                  1.1.1 AFFILIATE: The term "Affiliate" shall mean when used with reference to a specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person that is an executive officer or board member of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 20% or more of all voting classes of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 20% or more of all voting classes of equity securities, or (d) any trust established by the specified Person for the benefit of any such relative or spouse of such Person. "Affiliate" or "Affiliated Person" of the Owner or the members thereof does not include a Person who is a partner in a partnership or a joint venture with the Owner or any other Affiliated Person if such Person is not otherwise an Affiliate or Affiliated Person of the Owner or the members thereof. The term "Person" means any individual, partnership, limited liability company, corporation, cooperative, trust, estate, government (or any branch or agency thereof) or other entity.

                  1.1.2 APPROVED CAPITAL BUDGET. "Approved Capital Budget" shall have the meaning set forth in Section 2.2.2.

                  1.1.3 APPROVED OPERATING BUDGET. "Approved Operating Budget" shall have the meaning set forth in Section 2.2.2.

                  1.1.4 CALPERS. "CalPERS" shall mean the California Public Employees' Retirement System, an agency of the State of California.

                  1.1.5 GROSS MONTHLY COLLECTIONS. The term "Gross Monthly Collections" shall mean the total gross monthly collections received from the Property, including, without limitation, base rents, percentage rents and reimbursements or direct payments of taxes, insurance or other charges for which a tenant is liable under its lease, payments in connection with the termination, cancellation, expiration, renewal, extension or modification of a tenant's lease, net receipts from the operation or rental of parking facilities and business interruption and rental loss proceeds; provided, however, that any payment of money by a tenant to Owner or Property Manager in consideration for or in conjunction with a security, rental or other deposit (unless and until actually applied as rent), property insurance loss proceeds, remodeling and tenant improvement charge costs, condemnation proceeds or proceeds received by Owner in connection with the sale of any portion of the Property or the refinancing of any indebtedness secured by a lien on any portion of the Property shall not be included in the Gross Monthly Collections. Any advance rental payments (not to exceed 60 days in advance of their due date) shall be included in Gross Monthly Collections when received.

                  1.1.6 MANAGER: The term "Manager" shall mean Burnham Pacific Operating Partnership, a Delaware limited partnership, or any Owner-designated successor thereto. Owner may change Managers at any time and for any reason, and shall give Property Manager written notice of any such change.

                  1.1.7 PROPERTY: The term "Property" shall mean that certain commercial real property described in Recital paragraph A.

                  1.1.8 RECORDS OFFICE: The term "Records Office" shall mean Property Manager's offices located at ____________________________.

                  1.1.9 STAFF: The term "Staff" shall mean CalPERS' internal management staff.

      1.2 ADDITIONAL DEFINED TERMS. Initial-capitalized terms not defined in
Section 1.1 shall have the meanings otherwise ascribed to them in this Agreement.

ARTICLE 2  APPOINTMENT AND SERVICES OF PROPERTY MANAGER.

      2.1 APPOINTMENT; TERM. Owner hereby appoints Property Manager as the exclusive manager of the Property for a term beginning on the Effective Date. Unless otherwise approved by CalPERS, this Agreement shall be deemed terminated on the date of the effective date of the removal, termination or resignation of Manager as the manager of Owner under the Operating Agreement. The period during which this Agreement is in effect is referred to hereafter as the "Term."

      2.2 SERVICES OF PROPERTY MANAGER. Subject to Owner providing sufficient funds to Property Manager, Property Manager shall direct, supervise, manage, operate, maintain and repair the Property and develop, institute and follow programs and policies to facilitate the efficient operation of the Property on as profitable a basis as reasonably possible and in compliance with this Agreement and all directions of Manager. Property Manager acknowledges and agrees that it shall be the role and duty of Manager to generally supervise the operation and management of the Property, including, without limitation, the performance of Property Manager under this Agreement. Property Manager shall cooperate with Manager in performing Property Manager's duties and obligations under this Agreement. Property Manager further acknowledges and agrees that Owner and Manager shall set policy and establish objectives with respect to management of the Property, and Property Manager shall perform all services under this Agreement in accordance with such policies and objectives. Owner may delegate any approval rights under this Agreement to Manager.

      Without limiting the generality of the foregoing provisions of this
Section 2.2 and subject at all times to the procedures and directions set forth in this Agreement (as may be revised or amended from time to time), Property Manager shall do all of the following at Owner's cost (except as expressly provided herein):

                  2.2.1 EMPLOYEES. Property Manager shall select, employ, pay, supervise and discharge all employees and personnel necessary for the operation, maintenance and protection of the Property (subject to the limitations set forth in Section 4.1). All persons so employed by Property Manager shall be employees or independent contractors of Property Manager and not of Owner. Property Manager shall comply with all applicable laws, rules and regulations concerning worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee-related subjects. Property Manager shall comply with all provisions of the Fair Employment Practices Addendum attached as EXHIBIT B.

                  2.2.2 RECORDS AND BUDGETS. Property Manager shall keep or cause to be kept at the Records Office suitable books of control and account as provided in this Agreement. Property Manager shall prepare and submit to Manager such monthly, quarterly, annual or other operating and capital budgets for the Property as may be required by Manager or Owner, including, without limitation, those required to be delivered to CalPERS under the Operating Agreement. Without limiting the generality of the foregoing, Property Manager shall prepare and submit to Manager a proposed annual operating budget and a proposed annual capital budget for the management and operation of the Property in sufficient time so that Owner may deliver the same to CalPERS when called for under the Operating Agreement. All payments to be made to Property Manager or an Affiliate thereof shall be separately itemized and explained in the proposed annual operating budget and the proposed capital budget. The proposed annual operating and capital budgets shall be in a form approved by Manager. Manager will review the proposed budgets and if Manager considers them acceptable, will present them to Owner for approval, and if necessary under the Operating Agreement, to CalPERS for approval. If Manager and/or CalPERS considers any proposed budget unacceptable, Manager shall specify to Property Manager the reason(s) therefor and Property Manager shall revise and resubmit the budget until it is accepted by Manager and approved by Owner and/or CalPERS. The parties intend that an "Approved Operating Budget" and an "Approved Capital Budget" for the following calendar year shall be in place for the Property by January 1 of each year during the Term.

      In the event an annual operating budget for the Property has not been approved by Owner prior to the commencement of any calendar year during the Term, the operating budget for each calendar month ("Current Month") until the annual operating budget is approved shall be the amount of the most recent Approved Operating Budget for the Property for the same calendar month ("Base Month"), as adjusted to reflect (a) any increase or decrease between the Base Month and the Current Month in the Consumer Price IndexBU.S. Cities Average (base year 1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics, and (b) any increase or decrease in the occupancy of the Property between the Base Month and the Current Month. Property Manager shall submit such adjusted monthly operating budget to Manager for review not more than 10 days before the first day of the month for which it is proposed, and such budget, after approval by Manager, shall be deemed an "Approved Operating Budget" for purposes of this Agreement.

      Property Manager shall have the right from time to time to submit proposed revised budgets to Manager, and Manager shall recommend to Owner whether or not such revised budgets should be approved by Owner. Property Manager shall use diligence and all reasonable efforts to prevent the actual costs of maintaining and operating the Property from exceeding the Approved Operating and Capital Budgets.

      All budgets shall be effective only when approved by Owner, or necessary under the Operating Agreement, when approved by CalPERS. Owner may revoke its approval of any budget at any time. Owner may amend its approval of any budget and require the budget to be amended to conform to such approval at any time and, in such event, only the budget as so amended shall be deemed approved. After revoking or amending an Approved Budget, Owner shall have the right to require Property Manager to terminate any agreements or void any actions which are no longer consistent with an Approved Budget.

                  2.2.3 LEASING. Property Manager shall coordinate the leasing activities of the Property.

                  2.2.4 RENT. Property Manager shall (a) use reasonable efforts to ensure that all rents and other monies (including billings resulting from tenant participation in operating expenses, taxes and common area maintenance charges) payable under the leases are paid by tenants of the Property, either to Property Manager directly, to the Property Lockbox Account (as defined in
Section 7.1) or to any lockbox required by the terms of a loan to Owner, as and when such amounts become due and payable, (b) adjust rentals and other required payments where adjustment is contemplated by the applicable leases, (c) notify Manager and tenants of such adjustments, and (d) sign and serve in the name of Owner such notices (except as limited by Section 2.2.5), including, without limitation, letters demanding past-due and currently owing rents and other monies, as are consistent with Owner's procedures. Property Manager shall identify and collect any income due Owner from miscellaneous services provided to tenants or the public, including, without limitation, parking, tenant storage and retail income, if any. All monies so collected shall be deposited immediately in the Property Lockbox Account or lender lockbox account.

                  2.2.5 COLLECTIONS. Property Manager shall undertake the periodic billing of rents and monetary payments of every kind and form due from tenants of the Property, and thereafter shall actively pursue collection of all such rents and other payments. Property Manager shall not terminate any lease, lock out any tenant, institute any suit for rent or for use and occupancy, provide notice by legal service to pay rent or quit or institute proceedings for recovery of possession without the prior approval of Manager. Only legal counsel designated by Owner shall be retained in connection with any such suit or proceeding, and Property Manager upon request shall recommend legal counsel and furnish Manager with the estimated costs of legal services to be incurred in bringing such suit or proceeding. In the event any tenant of the Property is delinquent in any payment due to Owner or is otherwise in default under the terms of its lease for a period of more than 30 days, Property Manager shall immediately notify Manager and Manager shall have the right, but not the obligation, to contact the tenant directly with respect to the delinquency or default.

                  2.2.6 MAINTENANCE.

         (a) At Owner's sole cost, Property Manager shall maintain or cause to be maintained (to the extent not maintained by tenants) the Property and common areas thereof, external and internal, in good and clean condition and repair as a first-class commercial building, including, without limitation, all sidewalks, signs, mechanical, electrical and other systems, parking lots and landscaping; provided, however, that no maintenance expenses, repairs or alterations which are not specifically identified in the Approved Operating Budget shall be incurred or undertaken without the prior consent of Manager. If Owner so elects in its sole and absolute discretion, all maintenance, repairs or alterations requiring expenditures in excess of Two Hundred Thousand Dollars ($200,000) shall be planned and supervised by an architect, designer, inspector, engineer, construction manager or general contractor selected by Owner in its sole and absolute discretion. If Manager requests, Property Manager shall recommend qualified persons to provide such services.

         (b) Notwithstanding anything to the contrary in this Agreement, in the event of an emergency in which there is an immediate danger to persons or property or in which action is required in order to avoid suspension of services, Property Manager at Owner's sole cost shall take such action as is reasonable and prudent under the circumstances. Property Manager shall be reimbursed promptly for any reasonably necessary expenses incurred in such action, even if not in an Approved Operating Budget or Approved Capital Budget, so long as Property Manager attempts to consult with Manager in advance and, in any event, notifies Manager within 48 hours of taking such action explaining the reasons therefor.

                  2.2.7 CONTRACTS. Property Manager shall negotiate and, with Manager's prior approval, execute all necessary or desirable utility, supply, service, vending and related contracts and equipment leases for the Property. Property Manager shall not execute any contract or other agreement affecting the Property without Manager's prior consent; provided, however, that Manager's consent shall not be required with respect to any utility or service contract which (a) is entered into in the usual course of business, (b) has a term of one year or less, and (c) is specifically provided for in the Approved Operating Budget. Without limiting the foregoing, each contract or agreement executed by Property Manager pursuant to this Section 2.2.7 shall contain a 90-day (or shorter) cancellation clause exercisable by Owner without cause and without penalty or fee, unless otherwise approved in writing by Manager. All such utility, supply, service, vending and related contracts and equipment leases shall be in the name of Owner and executed by Property Manager as agent on behalf of Owner.

                  2.2.8 PURCHASES. Property Manager shall, at Owner's sole cost, supervise and purchase or arrange for the purchase of all reasonable inventories, provisions, supplies and operating equipment which are provided for in the Approved Operating Budget or otherwise specifically approved by Manager. To the extent available, Property Manager shall turn over to or obtain for Owner all volume purchasing benefits and discounts available to Property Manager, Manager or properties of the size and class of the Property.

                  2.2.9 OPERATING AND CAPITAL EXPENSES.

         (a) Property Manager shall pay from Owner's funds, in a commercially reasonable manner, all normal operating expenses of the Property (and not paid directly by tenants) with funds from the Property Disbursement Account (as defined in Section 7.2).

         (b) Property Manager shall recommend that Owner purchase major items of new or replacement equipment when Property Manager believes such purchase to be necessary or desirable. Owner may arrange to purchase and install such items itself or may authorize Property Manager to do so (subject to any supervision and specification requirements and conditions prescribed by Manager). Property Manager shall obtain at least three written estimates from qualified bidders for any capital improvement project if the cost of the project is reasonably expected to exceed One Hundred Thousand Dollars ($100,000). If Owner so elects in its sole and absolute discretion, any capital improvement project costing more than Twenty-Five Thousand Dollars ($25,000) shall be planned and supervised by an architect, designer, inspector, engineer, construction manager or general contractor selected by Owner in its sole and absolute discretion. If Manager requests, Property Manager shall recommend qualified persons to provide such services. All payments for capital expenditures shall be approved in advance by CalPERS if required under the Operating Agreement. Unless specifically included in the Approved Capital Budget or permitted under subsection 2.2.6(b), all capital expenditures must be authorized by Owner in advance.

                  2.2.10 ENERGY MANAGEMENT. At Owner's cost, Property Manager shall provide proper energy management and utilize utility conservation techniques.

                  2.2.11 SECURITY. At Owner's cost, Property Manager shall maintain or cause to be maintained a security program designed to be adequate for the needs of the Property as determined by Manager from time to time. Property Manager shall promptly notify Manager of any incidents or conditions which reflect on or affect the adequacy of the security provisions for the Property, and shall make recommendations to Manager with respect to security matters.

                  2.2.12 TAXES. Property Manager shall obtain and verify bills for real estate and personal property taxes, sales taxes on rental payments, improvement assessments or bonds and other like charges which are or may become liens against all or any part of the Property (collectively, "Taxes"). From Owner's funds, Property Manager shall pay all bills for Taxes not less than 15 calendar days prior to delinquency. Alternatively, Manager may elect to pay some or all bills for Taxes. In such event, Property Manager shall remit all bills for Taxes to Manager not less than 30 calendar days prior to the date such Taxes would become delinquent and shall pay only those tax bills designated by Manager. If Owner elects to contest any Taxes, Manager or Owner shall notify Property Manager and Property Manager shall not pay the Taxes until directed by Owner or Manager.

                  2.2.13 COMPLIANCE WITH OWNER'S OBLIGATIONS. Property Manager shall operate the Property in compliance with all terms and conditions of any ground lease, space lease, mortgage, deed of trust or other security instrument affecting the Property, if any, of which Property Manager has knowledge. Property Manager shall not make payments on account of any ground lease, space lease, mortgage, deed of trust or other security instrument affecting the Property, if any, unless specifically instructed to do so by Owner in writing.

                  2.2.14 LICENSES AND PERMITS. Property Manager shall obtain, at Owner's expense, all licenses, permits, certificates, consents, approvals or other entitlements required for the operation of the Property (collectively, "Licenses"). Property Manager shall provide Manager with copies of all completed initial or renewal License applications for Manager's approval and Owner's signature, if necessary, not less than 30 days prior to the date such applications are due. All Licenses shall be obtained in Owner's name whenever possible. Any Licenses obtained in the name of Property Manager shall be held on behalf of Owner, and upon termination of this Agreement, Property Manager shall transfer or assign all such Licenses to Owner or to such person as Owner may direct at no cost to Owner.

                  2.2.15 NOTICE AND COOPERATION IN LEGAL PROCEEDINGS. Owner and Property Manager each shall give prompt notice to the other of the commencement of any action, suit or other legal proceeding against Owner or against Property Manager with respect to the operations of the Property or otherwise affecting the Property. Property Manager shall fully cooperate, and shall use reasonable efforts to cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property.

                  2.2.16 CONSTRUCTION FACILITATION. Property Manager shall be responsible for (a) coordinating and facilitating the planning, and (b) facilitating the performance of all construction (including, without limitation, all maintenance, repairs and alterations described in Section 2.2.6, capital improvement projects described in Section 2.2.9, tenant improvements, tenant refurbishments and common area refurbishments) required to be constructed by Owner after the Effective Date (collectively, "Construction Projects"), regardless of whether or not any such Construction Project arises out of a lease executed prior to the Effective Date. Such coordination and facilitation services shall include, for example and not by way of limitation, retaining at Owner's cost, architects, engineers or other consultants, assisting in the development of repair, capital improvement or tenant space plans, cost estimating, advising Owner with respect to the need for a general contractor, construction manager or other consultant, posting (and recording if necessary or desirable) appropriate notices of non-responsibility, providing notices of construction to affected tenants and mitigating the effects of construction on such tenants, and providing contractors, vendors and other Construction Project-related personnel with access to the Property, parking and staging areas and necessary utilities and services.

                  2.2.17 GENERAL. Property Manager shall provide such direction, supervision, professional management and in-house consulting staff services as may be necessary or desirable to operate the Property in a manner at least equal to that which is customary and usual in the operation of other properties of substantially comparable location, class, size and standing, and shall provide such property management services for the Property as are consistent with the Property's size and existing facilities. Subject only to those express limitations set forth in this Agreement, Property Manager shall have control and discretion in the management and operation of the Property and in the provision of the services described in this Agreement.

      2.3 QUALIFICATIONS OF PROPERTY MANAGER. Owner acknowledges that Property Manager is not being retained (and does not have the skill or appropriate Licenses) to perform services of the nature provided in connection with the Property by insurance brokers, general contractors, subcontractors, suppliers, designers, architects, engineers and related tradesmen. Property Manager acknowledges that Owner shall rely on Property Manager's experience and due diligence to arrange, coordinate and administer Owner's acquisition and coordination of services to be provided by such contractors, suppliers and consultants in connection with the Property.

ARTICLE 3  COMPENSATION AND EXPENSES OF PROPERTY MANAGER.

      3.1 MANAGEMENT FEE. As full and complete compensation for all services to be provided by Property Manager under this Agreement, Owner shall pay to Property Manager a sum equal to 3% of the Gross Monthly Collections actually collected for the Property during the Term (the "Management Fee"). The Management Fee shall be payable monthly, one month in arrears, commencing upon the last day of the first full month of the Term. The Gross Monthly Collections for any partial month during the Term shall be prorated, and the Management Fee shall be payable only upon that portion of the Gross Monthly Collections allocable to that part of the month during the Term.

      3.2 COSTS AND EXPENSES TO BE BORNE BY PROPERTY MANAGER. Except as specifically provided in Section 3.3 below or in the Approved Operating Budget, Property Manager shall bear all costs and expenses incurred in rendering all overall supervisory, lease negotiation (exclusive of lease commissions, surveys, environmental reports and attorneys' fees), rent and other collection (exclusive of attorneys' fees and outside collection agency fees), lease enforcement (exclusive of court costs and attorneys' fees), lease termination (exclusive of attorneys' fees and payments), management (exclusive of real estate tax reviews, CAM audits and percentage rent audits), construction oversight and facilitation (unless third parties are hired), accounting, bookkeeping and recordkeeping, and no such costs or expenses shall be charged to Owner. Owner shall not be responsible for any of the following costs and expenses:

                  3.2.1 All costs of gross salary and wages, payroll taxes, insurance, worker's compensation and other costs of Property Manager's office and executive personnel (other than full-time or part-time on-site personnel whose positions and salaries are specifically authorized in the Approved Operating Budget);

                  3.2.2 All out-of-pocket costs incurred as a result of Property Manager's breach of this Agreement, the gross negligence or willful misconduct of Property Manager or any of its Affiliates, employees, independent contractors, agents or other representatives performing services in connection with this Agreement. In the event that a third-party contractor is hired to perform a specific task or service and Property Manager complies with its obligations to (a) exercise reasonable care in selecting a qualified, competent and trustworthy person or business entity to perform such tasks or services (as set forth in Section 4.1.1), and (b) supervise the activities and performance of such third-party contractor (as set forth in Sections 2.2.1 and 2.2.17), Property Manager shall not be liable under this Section 3.2.2 for costs incurred as a result of the negligence or willful misconduct of such third-party contractor;

                  3.2.3 All costs of forms, accounting materials, administrative materials, papers, ledgers and other office supplies and office equipment other than those used in Property Manager's on-site office, all costs of Property Manager's data processing equipment other than that located at Property Manager's on-site office and all costs of data processing other than that provided by computer service companies to Property Manager's on-site office;

                  3.2.4 All costs of Property Manager's bookkeeping and accounting relating to the Property; and

                  3.2.5 All local transportation costs of Property Manager's personnel.

      3.3 COSTS AND EXPENSES TO BE BORNE BY OWNER. Except as set forth in
Section 3.2 or elsewhere in this Agreement, Owner shall be responsible for leasing commissions, attorneys' fees and court costs and outside collection agency fees incurred in connection with lease negotiation, enforcement and termination and rent and other collection and litigation (subject to the insurance and indemnity provisions of Article 8) and all other costs related to the Property.

      3.4 NONCUSTOMARY SERVICES. Notwithstanding anything in this Agreement to the contrary, Property Manager shall not furnish or render services to the tenants of the Property other than those services customarily furnished to tenants of similar properties unless (a) Property Manager makes separate, adequate charges to tenants for such services, (b) such charges are received and retained by Property Manager, (c) Property Manager bears the cost of providing such services, and (d) Property Manager first obtains Manager's consent. For purposes of this Section 3.4, it is agreed that maintenance, trash collection, janitorial services and cleaning services, the furnishing of water, heat, light, air conditioning, public entrances and exits, guard or security services and parking facilities are examples of services customarily furnished to the tenants of similar properties.

ARTICLE 4  PERSONNEL AND BONDING.

      4.1 STABILITY OF MANAGEMENT TEAM. Owner and Property Manager recognize the benefits inherent in promoting stability in the management team engaged in the operation of the Property.

                  4.1.1 Property Manager shall use reasonable care to select qualified, competent and trustworthy employees and independent contractors. Subject to the provisions of this Section 4.1, Section 10.2.13 and EXHIBIT B, the selection, terms of employment (including, without limitation, compensation and duration of employment), supervision, training and assignment of duties of all employees of Property Manager providing Property-related services shall be the duty and responsibility of Property Manager. All personnel providing the Property-related services described in this Agreement shall be the employees or contractors of Property Manager.

                  4.1.2 Property Manager shall employ, at Property Manager's sole cost and expense, at least the following personnel for the Property:

         (a) A manager who works from the Records Office and manages the Property; and

         (b) An accountant, who shall be a part of Property Manager's in-house staff and who may work from a central location.

      4.2 AFFILIATES. Property Manager shall not contract for outside services for the Property with any Affiliate of Property Manager without Owner's prior written consent, which consent may be granted or withheld in Owner's sole and absolute discretion.

      4.3 BONDING. Property Manager, at Property Manager's sole cost and expense, shall maintain at all times during the Term a bond or bonds covering Property Manager and all persons who handle, have access to or are responsible for Owner's monies, in an amount and form reasonably acceptable to Manager. Any changes in such bond(s) must be approved in writing by Manager. Property Manager hereby collaterally assigns to Owner all proceeds of the bond(s) as they relate to the Property and agrees to execute such further collateral assignments and notices thereof as may be required by Owner. Such bond(s) shall insure, among other risks as determined by Owner, Property Manager's faithful performance of its obligations under this Agreement. Property Manager shall provide Manager with a certificate or other satisfactory documentation evidencing the existence and terms of such bond(s) upon execution of this Agreement.

ARTICLE 5  COMPLIANCE WITH LAWS.

      5.1 COMPLIANCE. Property Manager shall abide by and comply fully with all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority with jurisdiction over Property Manager or the Property (collectively, "Applicable Laws"), including, without limitation, the federal Occupational Safety and Health Act (OSHA) statutes, rules and regulations, and all requirements of the insurers of the Property and Owner's liabilities with regard thereto. If the cost of compliance in any instance is not provided for in the Approved Operating or Capital Budget and is reasonably anticipated to exceed One Hundred Thousand Dollars ($100,000.00), Property Manager shall notify Manager promptly and obtain Manager's approval prior to making the expenditure.

      5.2 NOTICE. Property Manager shall notify Manager of any alleged violation of any Applicable Law affecting the Property immediately upon becoming aware thereof.

ARTICLE 6  ACCOUNTING AND FINANCIAL MATTERS.

      6.1 BOOKS AND RECORDS. Subject to the Operating Agreement, Property Manager shall keep accounts, books and records of the Property, pursuant to methods and systems and in form and substance reasonably approved by Manager, showing all receipts, expenditures and all other matters necessary or appropriate for the recording of the results of the operation of the Property. Such accounts, books and records shall be kept in a secure location at the Records Office and shall be available for inspection and copying by Owner, Manager and their representatives at any time. Upon the effective date of any termination of this Agreement, all accounts, books and records shall be delivered to Manager so as to ensure the orderly continuance of the management and operation of the Property.

      6.2 REPORTS AND RECONCILIATION OF PROPERTY ACCOUNTS. Subject to the Operating Agreement, Property Manager shall provide the following reports:

                  6.2.1 MONTHLY REPORTS. On or before the 15th day of each month, Property Manager shall provide such reports and data to Manager as Owner or Manager may require from time to time. Without limiting the foregoing, Property Manager shall provide Manager with a monthly report containing the following information for the preceding calendar month:

         (a) A detailed report of all monies collected (identified by tenant or other source), including, without limitation, rents billed (including escalations), rents collected (including escalations), vacancies, rents delinquent, rents prepaid beyond the current month, security deposits collected, and as to any percentage leases, tenant gross sales receipts;

         (b) A detailed report of all expenses paid, including a schedule and description of all amounts paid to Property Manager or an Affiliate thereof;

         (c) A comparison of the current month and year-to-date account of actual expenses to budgeted amounts, calculations of monthly and year-to-date variances from the Approved Operating and Capital Budgets, appropriate descriptions of any significant monthly or year-to-date variances and a revised annualized projection of monies to be collected and expenses to be paid for the balance of the calendar year;

         (d) A written report describing any material changes in the Property which occurred during the month or are anticipated to occur;

         (e) A reconciliation of amounts receivable or due to Owner accompanied by payment of same;

         (f) A reconciliation of the Property Lockbox and Disbursement Accounts as to funds received, expended and held for the Property; and

         (g) Any other financial or operating information which may be required from time to time by Manager or Owner.

                  6.2.2 QUARTERLY REPORTS. Property Manager shall provide a quarterly management report for the Property, which shall be submitted with the applicable monthly financial statements and shall contain, without limitation, the recommendations of Property Manager regarding the physical condition and operation of the Property.

                  6.2.3 PERIODIC REPORTS. Property Manager shall furnish to Manager periodically as reasonably requested:

         (a) Market surveys and any other tenant information;

         (b) Reports covering on-site physical inspections and operating reviews; and

         (c) A current inventory of all personal property and equipment used in connection with the Property. The inventory shall be submitted to Manager no later than 30 days prior to the end of each calendar year.

      6.3 AUDIT. Owner shall have the right to conduct an audit of all or any portion of the Property's operations at any time. Property Manager shall promptly correct all accounting method deficiencies and errors disclosed by Owner's audits, and shall timely inform Owner in writing of all corrective actions taken. Owner's audit shall be at Owner's sole cost and expense unless an error on the part of Property Manager or its accountant is discovered which affects Owner adversely and is equal to or greater than 2% of the greater of gross expenses or gross receipts of the Property for the period audited, in which case Property Manager shall bear the full cost of the audit. Any adjustments in amounts due and owing from Owner or Property Manager shall be paid within 15 calendar days following Owner's receipt of the audit.

      6.4 OTHER REPORTS AND STATEMENTS. Property Manager shall furnish to Owner or Manager, as promptly as practicable, such other reports, statements or other information with respect to the operation of the Property as Owner or Manager may reasonably request from time to time. Property Manager shall submit to Owner for submission to CalPERS its annual financial report, audited by an independent certified public accountant, no later than 120 days after the end of Property Manager's fiscal year.

      6.5 CONTRACTS AND OTHER AGREEMENTS. Property Manager shall maintain at the Records Office one original (or a copy, if no original is available) of all contracts, occupancy leases, lease abstracts, equipment leases, maintenance agreements and all other agreements relating to the Property. Duplicate originals of all such documents shall be forwarded to Manager by Property Manager immediately upon execution. If there is only one original of any such document, it shall be delivered to and retained by Manager.

      6.6 FINAL ACCOUNTING. Property Manager shall deliver a final accounting for the Property to Manager within 30 days after the effective date of any termination (whether or not for cause) of this Agreement. Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner's behalf but not yet incurred in connection with the Property, together with such other information as may be reasonably requested by Owner or Manager.

      6.7 TAX RETURNS. Property Manager shall file all tax returns for all sales taxes, payroll taxes and other taxes directly related to the Property; excluding, however, all federal, state and local income taxes of Owner.

      6.8 CERTIFICATION. Property Manager shall certify that each financial statement is true, correct and complete in all respects.

      6.9 INSPECTIONS. Owner, Manager and their representatives reserve the right to visit the Property at any time and to inspect and copy Property Manager's records from time to time. Property Manager shall cooperate with Owner, Manager and their representatives in exercising such rights.

ARTICLE 7  BANK ACCOUNTS.

      7.1 PROPERTY LOCKBOX ACCOUNT. Subject to lender lockbox requirements, all funds received by Property Manager derived from the operation of the Property shall be immediately deposited in the following lockbox account (the "Property Lockbox Account"):

                         [Name of Owner/Name of Project]
                         P. O. Box
                         [City]
                         [State]
                         Account Name: [Name of Owner] as
                         agent for [Name of Project]
                         Account No.: __________________

      Owner may designate a different account in any bank or financial institution as the Property Lockbox Account at any time and from time to time by written notice to Property Manager. No other funds of Property Manager shall be deposited or commingled with funds in the Property Lockbox Account.

      7.2  PROPERTY DISBURSEMENT ACCOUNT.

                  7.2.1 Property Manager shall pay Property-related costs and expenses in accordance with Section 7.2.2 by check from the following disbursement checking account (the "Property Disbursement Account"):

                      First National Bank of Chicago
                           Account Name:  [NAME OF MANAGER] as
                           agent for [NAME OF PROJECT]
                           Account No: _________________

Owner may designate a different account in any bank or financial institution as the Property Disbursement Account at any time and from time to time by written notice to Property Manager. Property Manager shall not under any circumstances write a check payable to or in favor of Property Manager or any Affiliate of Property Manager other than (a) to reimburse itself or an Affiliate for expenditures made on behalf of Owner and approved in advance in writing by Manager, or (b) to pay itself the Management Fee payable under Section 3.1; provided, however, that within 15 days after paying itself any Management Fee, Property Manager shall provide Manager with a statement setting forth the calculations made in computing the Management Fee in detail reasonably satisfactory to Manager. Only those personnel specifically authorized by Property Manager and approved by Manager shall have authority to write checks from the Property Disbursement Account. Property Manager shall not issue a check for more than

[______________ Dollars ($_________)] without the prior written authorization of Manager. Property Manager shall not under any circumstances issue a check from the Property Disbursement Account for more than [_____________ Dollars ($__________)].

                  7.2.2 EXPENSES PAID FROM PROPERTY DISBURSEMENT ACCOUNT. The following costs shall be paid directly from the Property Disbursement Account:

         (a) Any and all costs necessary for the management, operation and maintenance of the Property, so long as such costs are provided for and are within the limits of the Approved Operating Budget or are specifically authorized in writing by Manager;

         (b) Any and all capital expenditures, so long as such costs are provided for and are within the limits of the Approved Capital Budget or are specifically authorized in writing by Manager; and

         (c) Any and all costs necessary to handle emergencies as described in
Section 2.2.6.

Except as may be necessary to handle an emergency as described in Section 2.2.6, Property Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums except out of funds in the Property Disbursement Account.

ARTICLE 8  INSURANCE AND INDEMNITY.

      8.1  INDEMNIFICATION.

                  8.1.1 To the maximum extent permitted by law, Property Manager shall indemnify, hold harmless, protect and defend (with counsel acceptable to Owner) Owner, Manager, the officers, directors, employees, agents, contractors of each of them, and all others who could be liable for the obligations of any of them, from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, taxes, damages (with such damages being limited to actual damages and not consequential damages), injuries and expenses (including, without limitation, actual attorneys', consultants' and expert witness' fees and costs at the pre-trial, trial, and appellate levels) (collectively, "Damages") in any manner related to, arising out of or resulting from:

         (a) any continuing default of Property Manager to perform its obligations under this Agreement after notice and the expiration of any applicable cure period;

         (b) any acts of Property Manager beyond the scope of its authority under this Agreement; or

         (c) any gross negligence, willful misconduct or fraud of Property Manager.

If the circumstances or events described in clauses (a) through (e) are covered by Owner's commercial general liability insurance described in subsection 8.5.1(b), then Property Manager's obligations under this Section 8.1.1 shall apply only to the extent Owner's Damages are not fully paid by Owner's commercial general liability insurance. Notwithstanding any other provisions of this Agreement to the contrary, Property Manager's obligations under this
Section 8.1 shall survive the expiration, termination or cancellation of this Agreement.

                  8.1.2 To the maximum extent permitted by law, Owner shall indemnify, hold harmless, protect and defend Property Manager and its officers, directors, employees, agents, contractors and all others who could be liable for the obligations of Property Manager from and against any and all Damages in any manner related to, arising out of or resulting from Property Manager's performance of services which are (a) within the scope of Property Manager's authority under this Agreement, and (b) not within the scope of Property Manager's indemnity set forth in Section 8.1.1.

                  8.1.3 The rights and obligations of indemnity described in this Section 8.1 shall not be exclusive and shall be in addition to such other rights and obligations as may be otherwise available to either party at law or in equity.

      8.2  PROPERTY MANAGER'S INSURANCE RESPONSIBILITY.

                  8.2.1 Property Manager shall maintain the following insurance coverages (with deductibles, if applicable, in amounts reasonably acceptable to Owner) at all times during the Term:

         (a) Worker's compensation insurance at no less than statutory requirements, and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000) per occurrence;

         (b) Non-occupational disability insurance when required by law;

         (c) Commercial general liability insurance with a minimum combined bodily injury and property damage limit of Five Million Dollars ($5,000,000) per occurrence, a products-completed operations aggregate limit of Five Million Dollars ($5,000,000) and a general aggregate limit of Ten Million Dollars ($10,000,000) per location;

         (d) Automobile liability insurance covering owned, hired and non-owned vehicles, with separate coverage in an amount not less than One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage; and

         (e) Errors and omissions insurance coverage in an amount not less than One Million Dollars ($1,000,000).

                  8.2.2 Property Manager shall deliver to Manager, within three days after the Effective Date, certificates of insurance or other satisfactory evidence (which shall include copies of the policies if Manager so requests) that all required insurance is in full force and effect at all times. All policies required under Section 8.2.1 shall provide that Manager be given not less than 30 days' advance notice of any proposed cancellation or material change. The liability policies required under subsections 8.2.1(c) and 8.2.1(d) shall name Owner and Manager as additional insureds. All liability insurance required under Section 8.2.1 shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Such liability policies also shall contain endorsements which (a) delete any employee exclusion on personal injury coverage, (b) include employees as additional insureds, and (c) contain cross-liability, waiver of subrogation and such other provisions as Owner may reasonably require. Such insurance also shall include broad form contractual liability insurance coverage insuring all of Property Manager's indemnity obligations to Owner pursuant to this Agreement. Property Manager shall be permitted to maintain all insurance required herein under Property Manager's blanket insurance policy.

      8.3 CONTRACT DOCUMENTS; INDEMNITY PROVISIONS. Property Manager shall use all reasonable efforts to include provisions in all Property-related service and supply contracts prepared or executed by Property Manager requiring the third-party contractor, to the maximum extent permitted by law, to indemnify, defend (with counsel reasonably acceptable to the respective indemnitees), protect and hold Property Manager, Manager and Owner harmless from and against any and all Damages in any manner related to, arising out of and/or resulting from any damage to or injury to, or death of, persons or property caused or occasioned by or in connection with or arising out of any acts or omissions of the third-party contractor or its employees, agents or contractors.

      8.4 APPROVAL OF INSURANCE COMPANIES. All insurance required to be carried by Property Manager shall be written with companies having a policy holder and asset rate, as circulated by Best's Insurance Reports, of A-:VIII or better.

      8.5 OWNER'S INSURANCE RESPONSIBILITY.

                  8.5.1 Owner shall maintain during the Term all of the following insurance coverages, each of which shall be primary and non-contributory with any insurance carried by Property Manager:

         (a) All-risk property damage insurance and loss of rents insurance coverage on the Property; and

         (b) Commercial general liability insurance coverage with a general aggregate limit of not less than Fifty Million Dollars ($50,000,000). Property Manager shall be insured under Owner's commercial general liability insurance policy for actions within the scope of Property Manager's authority as set forth in this Agreement. No other terms and conditions of this Agreement (including, without limitation, the indemnification provisions of Section 8.1 and Property Manager's obligation to maintain insurance described in Section 8.2) shall be affected by this subsection 8.5.1(b).

                  8.5.2 Owner shall have the right, in its sole and absolute discretion, to self-insure all or any part of the coverages required to be carried by Owner. If Owner elects to self-insure, Property Manager shall be insured under Owner's plan of self-insurance to the same extent Property Manager would have been insured if Owner purchased the insurance policies described in
Section 8.5.1.

      8.6  PROPERTY MANAGER'S DUTIES IN CASE OF LOSS.

                  8.6.1 Property Manager shall notify Manager immediately of any fire or other damage to any part of the Property. In the event of any serious damage to any part of the Property, Property Manager shall telephone Manager so that an insurance adjustor may view the damage before repairs are started. Property Manager shall telephone Manager immediately if any hazardous substances or other contaminants are released on, about, under or in the vicinity of the Property. Property Manager shall not settle any losses, complete loss reports or adjust losses on behalf of Owner or meet with any federal, state or local regulatory agency without the prior consent of Owner.

                  8.6.2 Property Manager shall notify Manager promptly of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to any part of the Property. Property Manager shall forward to Manager immediately upon receipt copies of any summons, subpoena or other like legal document served upon Property Manager relating to actual or alleged potential liability of Owner, Property Manager or the Property.

                  8.6.3 Property Manager acknowledges receipt of a copy of Owner's Insurance Manual for Real Estate Managers and Property Managers (effective _______________), and agrees to comply with the policies and procedures set forth therein, as amended from time to time (so long as Property Manager receives notice of such amendments), including, without limitation, that Property Manager obtain current certificates of insurance from third-party vendors of the Property.

ARTICLE 9  RELATIONSHIP OF PARTIES.

      9.1  REPRESENTATIONS AND WARRANTIES.

                  9.1.1 PROPERTY MANAGER'S EXPERTISE. Property Manager represents and warrants that it is a skilled, experienced and sophisticated professional in the field of shopping center property management and leasing, and that it has all the expertise necessary to perform its obligations under this Agreement.

                  9.1.2 PROPERTY MANAGER'S AUTHORITY. Property Manager represents and warrants that (a) Property Manager has full power, authority and legal right to execute, deliver and perform this Agreement and to perform all of its obligations hereunder, and (b) the execution, delivery and performance of all or any portion of this Agreement do not and will not (i) require any consent or approval from any governmental authority, (ii) violate any provisions of law or any governmental order, or (iii) conflict with, result in a breach of, or constitute a default under, the charter or bylaws of Property Manager or any instrument to which Property Manager is a party or by which it or any of its property is bound.

                  9.1.3 OWNER'S AUTHORITY. Owner represents and warrants that it has full power, authority and legal right to execute, deliver and perform this Agreement.

                  9.1.4 RELIANCE. Property Manager acknowledges and agrees that Owner is relying upon the representations and warranties set forth in Sections
9.1.1 and 9.1.2 in entering into this Agreement, and Owner acknowledges and agrees that Property Manager is relying upon the representations and warranties set forth in Section 9.1.3 in entering into this Agreement.

      9.2 NATURE OF RELATIONSHIP. In taking any action pursuant to this Agreement, Property Manager shall be acting solely as an independent contractor and nothing in this Agreement, express or implied, shall be construed as creating a partnership, joint venture, employer-employee or principal-agent relationship between Property Manager (or any person employed by Property Manager) and Owner, or any other relationship between the parties hereto except that of property owner and independent contractor.

      9.3 COMMUNICATIONS BETWEEN PARTIES. Owner relies on Property Manager to direct and control all operations at the Property; provided, however, that Owner and Manager reserve the right to communicate directly with the Manager specified in subsection 4.1.2(a), Property Manager's accountant(s) working on Property matters, all tenants, tenants' representatives and prospective tenants, all advertising, management, cleaning and servicing firms doing Property-related work and all parties contracting with Owner or Property Manager with respect to the Property.

      9.4 RELATIONSHIP OF OWNER AND PROPERTY MANAGER WITH RESPECT TO LEASING.

                  9.4.1 Property Manager shall be entitled to a leasing fee ("Leasing Fee") in an amount equal to 75% of the then-current market commission in the area in which the Property is located in connection with those leases arranged by the Property Manager (or an Affiliate thereof) on behalf of Owner. The market rate leasing commission for the Property will be determined in accordance with the following procedure. Owner will retain three nationally recognized brokerage firms mutually acceptable to both parties (two of which are initially agreed to be CB Richard Ellis and Grubb & Ellis) to separately survey the market in which the Property is located and to independently determine the market rate leasing commission in such market. For purposes of this Agreement, the "then-current market commission" in the Property's market area shall be the average market rate as determined by the brokers' surveys. At any time after December 31, 1999, either the Manager or CalPERS may request (no more often than every 12 months) that the surveys be conducted again to redetermine the "then-current market commission" for each Property market area. If Owner utilizes a third-party broker to represent its interests in connection with such a lease or if the tenant is represented by a broker, those third-party brokers shall each be entitled to receive from Owner a leasing commission of up to 100% of the then-current market rate commissions for such lease. If Property Manager (or an Affiliate thereof) is acting as the broker on behalf of Owner, all marketing costs incurred in connection with the promotion of the lease shall either be paid by the Property Manager (or an Affiliate) directly or offset against the Leasing Fee payable hereunder. The Property Manager (or an Affiliate thereof) shall comply with all licensing requirements that may apply under local law in order to earn the Leasing Fee.

                  9.4.2 The parties intend that Property Manager shall be obligated to give available space in the Property exposure at least equal to the exposure Property Manager gives other available space in similar projects owned, leased, managed or operated by Property Manager or an Affiliate. The parties also intend that Property Manager shall be obligated to use reasonable efforts to retain existing tenants in the Property.

      9.5 INTENTIONALLY OMITTED.

      9.6 CONFIDENTIALITY. Except as may be otherwise provided in the Operating Agreement, Property Manager, Owner and Manager shall maintain the confidentiality of all matters pertaining to this Agreement and all operations and transactions relating to the Property.

      9.7 PROPERTY MANAGER NOT TO PLEDGE OWNER'S CREDIT. Property Manager shall not pledge the credit of Owner without Owner's prior written consent. Property Manager shall not, in the name or on behalf of Owner, borrow any money or execute any promissory note, installment purchase agreement, bill of exchange or other obligation.

ARTICLE 10  TERMINATION.

      10.1 TERMINATION BY OWNER WITHOUT CAUSE. This Agreement may be terminated by Owner (through CalPERS) without cause at any time upon 180 days' prior written notice to Property Manager. In the event Owner so terminates this Agreement, Property Manager shall be entitled, as its sole and exclusive remedy, to receive all Management Fees earned and unpaid as of the date of termination plus reimbursement for all expenses as permitted hereunder.

      10.2 TERMINATION BY OWNER FOR CAUSE. This Agreement may be terminated by CalPERS at any time during the Term upon written notice to Property Manager effective immediately, or on such later date of termination as may be stated in Owner's notice, for any of the causes set forth in this Section 10.2, or if Manager is removed as the manager of Owner or otherwise withdraws as manager of Owner under the Operating Agreement. In the event of such a termination, Property Manager shall be entitled, as its sole and exclusive remedy, to receive such earned and unpaid Management Fees as may remain, if any, plus reimbursement for all expenses as permitted hereunder, after Owner has offset any damages or other amounts owed to Owner by Property Manager. The following shall constitute grounds for termination by Owner for cause:

                  10.2.1 If Property Manager, without the prior written consent of Owner, directs a prospective tenant for the Property to another building owned, managed or operated by Property Manager or an Affiliate of Property Manager within a three-mile radius of the Property without also showing the prospect the Property and, if requested by the prospect, making a specific lease proposal to the prospect with respect to leasing space in the Property, whether or not the tenant becomes a tenant of such other building;

                  10.2.2 If Property Manager, without the prior written consent of Owner, (a) discusses with an existing tenant of the Property the possibility of the tenant leasing space in another building owned, managed or operated by Property Manager or an Affiliate of Property Manager within a three-mile radius of the Property without giving Owner 10 days' prior notice of Property Manager's intention to hold such discussions, or (b) makes a specific lease proposal to the tenant with respect to leasing space in any such other building without providing Owner with a reasonable prior opportunity to make a competing proposal to the tenant with respect to keeping the tenant in the Property, whether or not the tenant becomes a tenant of such other building;

                  10.2.3 If Property Manager commingles any Property-related funds with any other funds of Property Manager, or uses any Property assets for purposes unrelated to Property operations;

                  10.2.4 If Property Manager breaches its duty to Owner to operate and manage the Property in Owner's best interest;

                  10.2.5 If Property Manager, subject to fire, earthquake, acts of God and other events beyond the control of Property Manager (which shall not include financial inability), and subject to the performance by tenants of their obligations under their leases, fails to maintain the operating assets of the Property in good working order or repair and to keep the Property properly clean and free of debris, snow and ice;

                  10.2.6 If Property Manager suspends or discontinues business;

                  10.2.7 If a court enters a decree or order for relief in respect of Property Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Property Manager or for any substantial part of Property Manager's property, or for the winding-up or liquidation of Property Manager's affairs, and such decree or order continues unstayed and in effect for a period of 60 consecutive days;

                  10.2.8 If Property Manager commences a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Property Manager or for any substantial part of Property Manager's property, or makes any assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes any action in furtherance of any of the foregoing;

                  10.2.9 If Property Manager fails to observe or perform any of its material obligations under this Agreement, and such failure continues for 20 days after written notice thereof has been given by Owner to Property Manager; or

                  10.2.10 If any fraud is perpetrated by Property Manager, or if any representation or warranty of Property Manager made in this Agreement or in any proposal, application, financial statement or other writing delivered by Property Manager at any time pursuant to this Agreement proves to have been incorrect, incomplete or misleading in any material respect when made

      10.3 TERMINATION BY PROPERTY MANAGER.

                  10.3.1 This Agreement may be terminated by Property Manager without cause at any time on 180 days' prior written notice to Owner and CalPERS; subject to CalPERS' right, in its sole and absolute discretion, to unilaterally modify the termination date set forth in Property Manager's notice if CalPERS locates a replacement property manager for the Property prior to the end of such 180-day period.

                  10.3.2 Property Manager may terminate this Agreement upon the occurrence of a default by Owner hereunder; provided, however, in the event of such default, Property Manager first shall notify Owner in writing of the exact nature of the default and Property Manager's intention to terminate this Agreement as a result of the default. Owner shall have 20 days from receipt of such notice to cure the default, provided Owner commences to cure such default within 20 days and thereafter diligently prosecutes the cure to completion.

      10.4 TERMINATION ON SALE. If the Property is sold, exchanged or otherwise transferred by Owner at any time during the Term, (a) Owner shall provide Property Manager with reasonable advance notice of the proposed transfer, (b) this Agreement shall terminate as of the effective date of the transfer, and (c) neither Owner nor Owner's successor shall have any further liability to Property Manager under this Agreement except with respect to Management Fees earned and unpaid as of the date of termination.

      10.5 ORDERLY TRANSITION. In the event of any termination of this Agreement, Property Manager shall (a) immediately (or at such later date as Manager may designate in its sole discretion) deliver to Manager all files and documents in Property Manager's possession relating to the Property and all existing and prospective tenants of the Property, and (b) cooperate with Owner, Manager and any replacement property manager designated by Owner to effect an orderly transition of the management and operation of the Property to Property Manager's replacement. The obligations set forth in this Section 10.5 shall survive termination of this Agreement.

      10.6 RIGHTS WHICH SURVIVE TERMINATION OR EXPIRATION. The termination of this Agreement shall in no event terminate or prejudice (a) any right arising out of or accruing in connection with the terms of this Agreement attributable to events and circumstances occurring prior to termination, or (b) any rights or obligations specified in this Agreement to survive termination.

      10.7 DAMAGES. In the event it is determined by an arbitrator or court of competent jurisdiction that Owner has terminated this Agreement in violation of this Agreement or any Applicable Law, Property Manager shall be entitled, as its sole and exclusive remedy for such termination, to recover only the amount of its Direct Damages. For purposes of this Section 10.7, "Direct Damages" shall mean all net profits Property Manager would have earned under this Agreement from the date of such termination until the date Owner could have validly terminated this Agreement. Owner and Property Manager expressly agree that Direct Damages shall not include any punitive or consequential damages, including, for example and not by way of limitation, any damages or losses arising from or related to the effect of such termination on Property Manager's overall operations.

ARTICLE 11  GENERAL.

      11.1 NOTICES. Any notices relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes (a) when delivered, if (i) by receipt-confirmed facsimile transmission with the original subsequently delivered by first-class United States mail or other means described herein, (ii) in person, or (iii) by generally recognized overnight courier service, or (b) five days after deposit in the United States mail, certified or registered mail, return receipt requested, postage prepaid, to the respective addresses set forth below, or to such other addresses as the parties may designate from time to time.

                    PROPERTY           Burnham Pacific Operating Partnership
                    MANAGER:
                                       Attn:
                                            --------------------------------
                                       Fax No.:
                                               -----------------------------

                    OWNER:             BPP Retail, LLC

                                       -------------------------------------

                                       -------------------------------------
                                       Attn:
                                            --------------------------------
                                       Fax No.:
                                               -----------------------------

                    MANAGER:

                                       -------------------------------------

                                       -------------------------------------

                                       -------------------------------------
                                       Attn:
                                            --------------------------------
                                       Fax No.:
                                               -----------------------------

                    CalPERS:           California Public Employees
                                         Retirement System

                                       -------------------------------------

                                       -------------------------------------
                                       Attn:
                                            --------------------------------
                                       Fax No.:
                                               -----------------------------

      11.2 ENTIRE AGREEMENT. The Operating Agreement and this Agreement, together with all exhibits attached, is intended by the parties as the complete and final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. Except to the extent modified by the Operating Agreement, this Agreement specifically supersedes any prior written or oral agreements between the parties with respect to the subject matter hereof. The language in all parts of this Agreement shall be construed as a whole in accordance with its fair meaning, and shall not be construed against any party solely by virtue of the fact that such party or its counsel was primarily responsible for its preparation.

      11.3 AMENDMENTS AND WAIVERS. No modification of this Agreement shall be effective unless set forth in a writing signed by the party against whom the modification is sought to be enforced. The party benefited by any condition or obligation may waive it, but any such waiver shall not be enforceable by the other party unless made in writing and signed by the waiving party.

      11.4 INVALIDITY OF PROVISION. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by an arbitrator or court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the arbitrator or court, or the validity or enforceability of this Agreement as a whole.

      11.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without giving effect to the conflict of laws principles of such State.

      11.6 TIME. Time is of the essence in the performance of the parties' respective obligations under this Agreement.

      11.7 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Property Manager shall not assign all or any portion of its interest in this Agreement without Owner's prior written consent, which consent may be granted or withheld in Owner's sole and absolute discretion. In the event Owner consents to an assignment of this Agreement, no further assignment shall be made without Owner's prior written consent, which consent may be granted or withheld in Owner's sole and absolute discretion.

      11.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9 EXCULPATION. No trustee, officer, director, employee or agent of Owner shall be personally liable for any of the obligations of Owner hereunder, and Property Manager shall look solely to the Property for the enforcement of any claims against Owner arising hereunder.

      11.10 ATTORNEYS' FEES. In the event of any arbitration or other legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding, or the nondismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs paid or incurred in good faith at the arbitration, pre-trial, trial and appellate levels, and in enforcing any award or judgment granted pursuant thereto. Any award, judgment or order entered in any such proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such award or judgment, including, without limitation, (a) post-award or post-judgment motions, (b) contempt proceedings,
(c) garnishment, levy, and debtor and third party examinations, (d) discovery, and (e) bankruptcy litigation. The "prevailing party," for purposes of this Agreement, shall be deemed to be that party which obtains substantially the result sought, whether by dismissal, award or judgment.

      11.11 FURTHER ASSURANCES. Owner and Property Manager shall execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

      11.12 NO WAIVER. The failure of either party to insist upon strict performance of any of the terms and provisions of this Agreement or to exercise any option, right or remedy herein contained shall not be construed as a waiver or as a relinquishment for the future of such terms, provisions, options, rights or remedies and the same shall continue and remain in full force and effect.

      11.13 NO ADVERTISING. Except as may be required by Applicable Law, no publication, announcement or other public advertisement of CalPERS' name in connection with the Property shall be made by Property Manager without CalPERS' prior consent, which consent may be granted or withheld in CalPERS' sole and absolute discretion. Property Manager shall be permitted to publish, announce or make any other public advertisement in its own name or in the name of Owner.

      11.14 SIGNS. Owner hereby approves all signs and building directories existing as of the Effective Date. Property Manager may place reasonable leasing signs as required. Any signs must meet all requirements of local sign codes and ordinances.

      11.15 CONFLICTS WITH OPERATING AGREEMENT. In the event of any conflict between the provisions of this Agreement and the Operating Agreement, the Operating Agreement shall control.

      11.16 REFERENCES. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted without reference to any headings. The date of this Agreement is for reference purposes only and is not necessarily the date on which it was entered into.

      11.17 CONSENT. Unless otherwise expressly provided in this Agreement, when a provision of this Agreement requires the consent of any party, such consent shall not be unreasonably withheld, delayed or conditioned. If a party is determined to have unreasonably withheld, delayed or conditioned its consent in violation of this Agreement or any Applicable Law, the other party shall be entitled, as its sole and exclusive remedy, to recover only the amount of its actual direct damages, including reasonable attorneys' fees and costs, and shall not be entitled to recover any punitive or consequential damages, including, for example and not by way of limitation, any damages or losses arising from or related to the effect of such unreasonably withheld, delayed or conditioned consent on the overall operations of Owner or Property Manager.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                  OWNER:  BPP RETAIL, LLC, a Delaware limited liability company

                      By: BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, Managing Member

                            By:   BURNHAM PACIFIC PROPERTIES, INC.,
                                  a Maryland corporation, General Partner


                                  By:
                                     ----------------------------------

                                  Name:
                                       --------------------------------

                                  Title:
                                        -------------------------------

                  PROPERTY MANAGER:
                      BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                            By:   BURNHAM PACIFIC PROPERTIES, INC.,
                                  a Maryland corporation, General Partner


                                  By:
                                     ----------------------------------

                                  Name:
                                       --------------------------------

                                  Title:
                                        -------------------------------

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

                                    EXHIBIT B

                            NONDISCRIMINATION CLAUSE


                                    (OCP - 2)


                           [For California Properties]


      1. During the performance of this Agreement, Property Manager and its contractors and subcontractors shall not deny the benefits of this Agreement to any person on the basis of religion, color, ethnic group identification, sex, age, or physical or mental disability, nor shall they discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex. Property Manager shall ensure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.

      2. Property Manager shall comply with the provisions of the Fair Employment and Housing Act (California Government Code Section 12900 ET SEQ.) and the regulations promulgated thereunder (California Administrative Code, Title 2, Section 7285.0 ET SEQ.), the provisions of Article 9.5, Chapter 1, Part 1, Division 3, Title 2 of the Government Code (Government Code Sections 11135-11139.5) and the regulations or standards adopted by Owner, if any, to implement such article.

      3. Property Manager and its contractors and subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

      4.Property Manager shall include the nondiscrimination and compliance provisions of this clause in all subcontracts to perform work under this Agreement.

                                    EXHIBIT B

                            NONDISCRIMINATION CLAUSE


                         [For Non-California Properties]


      1. During the performance of this Agreement, Property Manager, its contractors and subcontractors shall not deny the benefits of this Agreement to any person on the basis of religion, color, ethnic group identification, sex, age, or physical or mental disability, nor shall they discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex. Property Manager shall ensure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.

      2. Property Manager shall not discriminate in any manner against any tenant, prospective tenant or entity making inquiry as to the availability of space in the Property on the basis of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex.

      3. Property Manager, its contractors and subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

      4. Property Manager shall include the nondiscrimination and compliance provisions of this clause in all subcontracts to perform work under this Agreement.